UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646		13-3250533

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East,	Elkhart,	Indiana	46514

(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(574)	535-1125

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on May 12, 2026. The total shares outstanding on the record date, March 20, 2026, were 24,284,477. The total shares represented at the meeting in person or by proxy were 22,413,947. The following matters were voted upon:

(1)    To elect a Board of eight Directors:

	For	Against	Abstain	Broker Non-Votes
Tracy D. Graham	20,611,553	448,261	3,526	1,350,607
Brendan J. Deely	20,402,363	655,272	5,705	1,350,607
Virginia L. Henkels	21,042,367	17,136	3,837	1,350,607
Jason D. Lippert	20,612,456	437,563	13,321	1,350,607
Stephanie K. Mains	21,038,927	17,431	6,982	1,350,607
Linda K. Myers	20,251,454	804,916	6,970	1,350,607
Kieran M. O’ Sullivan	20,713,829	342,356	7,155	1,350,607
John A. Sirpilla	20,912,699	147,074	3,567	1,350,607

Each of the persons listed above were elected to serve as Directors until the next Annual Meeting of Stockholders.

(2)    To approve, in a non-binding advisory vote, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
20,711,108	330,223	22,009	1,350,607

(3)    To ratify the selection of KPMG LLP as independent auditors for the year ending December 31, 2026:

For	Against	Abstain	Broker Non-Votes
21,649,285	736,843	27,819	—

(4)    To approve the LCI Industries Amended 2018 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Votes
19,700,748	1,332,263	30,329	1,350,607

Item 9.01    Financial Statements and Exhibits

Exhibits

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Lillian D. Etzkorn Lillian D. Etzkorn Chief Financial Officer

Dated:	May 12, 2026